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
                                                                   Exhibit 99.4
[                                       ]                  LOGO: Woronoco Bancorp, Inc.
                                            Subscription & Direct Community Offering Stock Order Form
                                            -----------------------------------------------------------------
                                            Bank Use                           Woronoco Savings Bank
                                            ____________________________         Conversion Center
                                            IMPORTANT-PLEASE NOTE: A properly         --------
                                            completed original stock order     --------- ----, -----
                                            form must be used to subscribe for     (XXX) XXX-XXXXX
                                            Common Stock. Copies of this form  ------------------------------
                                            are not required to be accepted.       EXPIRATION DATE
                                            Please read the Stock Ownership     for Stock Order Forms:
                                            Guide and Stock Order Form          ------, -------- --, 1999
                                            Instructions as you complete this   12:00 Noon, Eastern Time
[                                       ]   form.
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(1) NUMBER OF SHARES            (2) TOTAL PAYMENT DUE     The minimum number of shares that may be subscribed
                  SUBSCRIPTION PRICE                      for is 25 and the maximum number of shares that may
  [____________]     X $ 10.00 =     [____________]       be subscribed for in the Subscription Offering is
                                                          20,000 shares. See Instructions.
-------------------------------------------------------------------------------------------------------------
[_] (3) EMPLOYEE/OFFICER/TRUSTEE/CORPORATOR INFORMATION      (6) PURCHASER INFORMATION
    Check here if you are an employee, officer, trustee   a. [_] Check here if you are an Eligible Account
    or corporator of Woronoco Savings Bank or a member           Holder with a deposit account(s) totalling
    of such person's immediate family living in the same         $50.00 or more on July 31, 1997. List account(s)
    household.                                                   below.
---------------------------------------------------------
    (4) METHOD OF PAYMENT/CHECK        [ Check Amount  ]  b. [_] Check here if you are a Supplemental Eligible
    Enclosed is a check, bank draft or [_______________]         Account Holder with a deposit account(s) totalling
    money order made payable to Woronoco                         $50.00 or more on June 30, 1998. List account(s)
    Savings Bank in the amount indicated in this box.            below.
---------------------------------------------------------
    (5) METHOD OF PAYMENT/WITHDRAWAL                      c. [_] Trustees, corporators, directors, officers and
    The undersigned authorizes withdrawal from the               employees of the Bank and the Company who are not
    following account(s) at Woronoco Savings Bank.               entitled to a higher priority subscription right.
    Individual Retirement Accounts maintained at Woronoco
    Savings Bank cannot be used. There is no early        ----------------------------------------------------------------
    withdrawal penalty for this form of payment.          Account Title (Names on Accounts)  Account Numbers(s)  Bank Use
--------------------------------------------------------  ----------------------------------  ------------------  --------
    Account Numbers(s)   Withdrawal Amount(s)   Bank Use  ----------------------------------  ------------------  --------
    ------------------   --------------------   --------  ----------------------------------  ------------------  --------
    ------------------   --------------------   --------  ----------------------------------  ------------------  --------
    ------------------   --------------------   --------  ----------------------------------------------------------------
--------------------------------------------------------  PLEASE NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS MAY RESULT IN THE
    Total Withdrawal Amount                               LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS. IF ADDITIONAL
    -----------------------  ---------------------------  SPACE IS NEEDED, PLEASE UTILIZE THE BACK OF THIS STOCK ORDER FORM.
----------------------------------------------------------------------------------------------------------------------------
 (7) STOCK REGISTRATION/FORM OF STOCK OWNERSHIP                                                [_][_][_]-[_][_]-[_][_][_][_]
[_] Individual                            [_] Joint Tenants             [_] Tenants in Common
[_] Fiduciary (i.e. trust, estate, etc.)  [_] Company/Corp/Partnership  [_] Uniform Transfers to Minor Act
                                                                    [_] IRA or other Qualified Plan - Beneficial Owners SS#
 (8) NAME(S) IN WHICH STOCK IS TO BE REGISTERED (PLEASE PRINT CLEARLY) - ADDING THE NAMES OF OTHER PERSON(S) WHO ARE NOT OWNERS
                                                                         OF YOUR QUALIFYING ACCOUNT(S) WILL RESULT IN YOUR ORDER
                                                                         BECOMING NULL AND VOID.
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Name(s)                                                                  Social Security # or Tax ID

-----------------------------------------------------------------------  -------------------------------------------------------
Name(s) continued                                                        Social Security # or Tax ID

-----------------------------------------------------------------------  -------------------------------------------------------
Street Address                                                           County of Residence

-----------------------------------------------------------------------  -------------------------------------------------------
City                                    State          Zip Code

--------------------------------------  -------------  ----------------
 (9) TELEPHONE - Daytime (   )          Evening (   )

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[_] (10) NASD AFFILIATION - Check here if you are a member of the National                [_] (11) ASSOCIATES - ACTING IN CONCERT
    Association of Securities Dealers, Inc. ("NASD"), as person associated                Check here, and complete the reverse
    with an NASD member, a member of the immediate family of any such person              side of this form, if you or any
    to whose support such person contributes, directly or indirectly, or the              associates (as defined on the reverse
    holder of an account in which an NASD member or person associated with an             side of this form) or persons acting
    NASD member has a beneficial interest.  To comply with conditions under               in concert with you have submitted
    which an exemption from the NASD's Interpretation With Respect to Free-Riding         other orders for shares in the
    and Withholding is available, you agree, if you have checked the NASD                 Subscription and/or Direct Community
    Affiliation box, (i) not to sell, transfer or hypothecate the stock for a             Offerings.
    period of three months following issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.
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    (12) ACKNOWLEDGMENT - To be effective, this Stock Order Form and accompanying Certification                   BANK USE ONLY
    Form must be properly completed and physically received by Woronoco Savings Bank no later                   ==================
    than _____ ___, Eastern time, on ________, ___________ ____, 1999, unless extended; otherwise
    this Stock Order Form and all subscription rights will be void. The undersigned agrees that                 ==================
    after receipt by Woronoco Savings Bank, this Stock Order Form may not be modified, withdrawn
    or canceled without the Bank's consent and if authorization to withdraw from deposit                        ------------------
    accounts at the Bank has been given as payment for shares; the amount authorized for withdrawal               BANK USE ONLY
    shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury,               ==================
    I hereby certify that the Social Security or Tax ID Number and the information provided on this
    Stock Order Form is true, correct and complete, that I am not subject to back-up withholding, and that I am purchasing solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares herewith. It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Conversion of the Bank described in the accompanying Prospectus.
    The undersigned hereby acknowledges receipt of the Prospectus at least 48 hours prior to delivery of this Stock Order Form to the Bank.
    APPLICABLE REGULATIONS PROHIBIT ANY PERSON FROM TRANSFERRING, OR ENTERING INTO ANY AGREEMENT,
    DIRECTLY OR INDIRECTLY, TO TRANSFER THE LEGAL OR BENEFICIAL OWNERSHIP OF SUBSCRIPTION RIGHTS
    OR THE UNDERLYING SECURITIES TO THE ACCOUNT OF ANOTHER.  WORONOCO SAVINGS BANK AND WORONOCO
    BANCORP, INC. WILL PURSUE ANY AND ALL LEGAL AND EQUITABLE REMEDIES IN THE EVENT THEY BECOME
    AWARE OF THE TRANSFER OF SUBSCRIPTION RIGHTS AND WILL NOT HONOR ORDERS KNOWN BY THEM TO INVOLVE
    SUCH TRANSFER.

    -------------------------------                 -------------------------------
    SIGNATURE                  DATE                 SIGNATURE                  DATE

    -------------------------------                 -------------------------------
                THE CERTIFICATION FORM ON THE REVERSE SIDE MUST BE SIGNED
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ITEM (6) A, B, C - (CONTINUED)

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
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    Account Title     Account Number(s)   Bank Use               Account Title        Account Number(s)   Bank Use
 (Names on Accounts)                                          (Names on Accounts)
-----------------------------------------------------        ------------------------------------------------------

-----------------------------------------------------        ------------------------------------------------------

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ITEM (11) - (CONTINUED)                                     "Associate" is defined as: (i) any corporation or organization (other
List below all other orders submitted by you or             than the Company, the Bank or a majority-owned subsidiary of the Bank)
 Associates (as defined) or by persons acting in            of which such person is a officer or partner or is, directly or
concert with you.                                           indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar fiduciary capacity; provided, however, such term shall not include Woronoco Bancorp, Inc.'s or Woronoco Savings
                                                            Bank's employee benefit plans in which such person has a substantial
-----------------------------------------------------       beneficial interest or serves as a trustee or in a similar fiduciary
Names(s) listed on other     Number of Shares Ordered       capacity; and (iii) ANY RELATIVE OR SPOUSE OF SUCH PERSON, OR ANY
  Stock Order Forms                                         RELATIVE OF SUCH SPOUSE, WHO EITHER HAS THE SAME HOME AS SUCH PERSON or
-----------------------------------------------------       who is a trustee, director or officer of the Bank or the Holding Company or any subsidiaries thereof. Trustees, directors or officers of the Bank
-----------------------------------------------------       of the Holding Company are not treated as associates solely because of their Board memberships.
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     YOU MUST SIGN THE FOLLOWING CERTIFICATION IN ORDER TO PURCHASE STOCK

                              CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, OR THE DEPOSIT INSURANCE FUND AND IS NOT INSURED OR GUARANTEED BY WORONOCO SAVINGS BANK, WORONOCO BANCORP, INC., THE FEDERAL GOVERNMENT OR BY ANY GOVERNMENT AGENCY. THE ENTIRE AMOUNT OF AN INVESTOR'S PRINCIPAL IS SUBJECT TO LOSS.

I further certify that, before purchasing the Common Stock, par value $0.01 per share, of Woronoco Bancorp, Inc. (the "Company"), the proposed holding company for Woronoco Savings Bank, I received a Prospectus of the Company dated_______, 1999 relating to such offer of Common Stock.

The Prospectus that I received contains disclosure concerning the nature of the Common Stock being offered by the Company and describes in the "Risk Factors" section beginning on page ___ the risks involved in the investment in this Common Stock, including but not limited to the:

     1. Increasing Interest Rates May Hurt Our Profits

     2. After the Conversion, Our Net Income-to-Equity Ratio Will Be Low, Compared to Other Companies and Our Compensation Expenses Will Increase. This Could Negatively Influence the Price of Our Common Stock

     3. A Significant Portion of Our Pre-Tax Income is Dependent Upon the Stock Market

     4. If Our Computer Systems Do Not Work Properly With Year 2000 Data, Our Business Operations Will Be Disrupted

     5. Our Loan Portfolio Possesses Increased Risk Due to the Substantial Number of Consumer, Multi-family and Commercial Real Estate and Commercial Business Loans

     6. The Establishment of the Woronoco Savings Charitable Foundation Will Have a Negative Impact on Earnings

     7. There Is a Risk That the Contribution to the Charitable Foundation Will Not Be Tax Deductible and Thus Its Negative Effect on Our Earnings Could Be Significantly Greater Than We Expect

     8. Our Agreement to Make Payments After A Change in Control In Various Employee Contracts and Plans May Discourage Takeover Attempts

     9. Anti-Takeover Provisions In Our Governing Instruments and Voting Control of Management May Discourage Takeover Attempts

    10. If the Number of Shares of Common Stock to Be Sold in the Offering Is Increased, the Future Net Income Attributable to Each Share of Common Stock Would Be Decreased

    11. Your Subscription Rights May Be Taxable


          THIS CERTIFICATE MUST BE SIGNED IN ORDER TO PURCHASE STOCK

------------------------------          ------------------------------
SIGNATURE               DATE            SIGNATURE               DATE


------------------------------          ------------------------------

------------------------------          ------------------------------
NAME (PLEASE PRINT)                     NAME (PLEASE PRINT)


------------------------------          ------------------------------

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[LOGO] WORONOCO BANCORP, INC.

===============================================================================
STOCK OWNERSHIP GUIDE
INDIVIDUAL
Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.","Mr.","Dr.","special account","single person",etc.
--------------------------------------------------------------------------------
JOINT TENANTS
Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s)
upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.
--------------------------------------------------------------------------------
TENANTS IN COMMON
Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.
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UNIFORM TRANSFERS TO MINORS ACT ("UTMA")
Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for
Custodian is "CUST", while the Uniform Transfers to Minors Act is "UTMA". Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the Massachusetts Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA MA (use minor's social security number).
--------------------------------------------------------------------------------
FIDUCIARIES
Information provided with respect to stock to be held in a fiduciary capacity must contain the following:
 .   The name(s) of the fiduciary.  If an individual, list the first name, middle initial and last name.  If a corporation, list the full corporate title
    (name). If an individual and a corporation, list the corporation's title before the individual.
 .   The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.
 .   A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.
 .   The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.
 .   The name of the maker, donor or testator and the name of the beneficiary.
An example of fiduciary ownership of stock in the case of a trust is:
John Doe, Trustee Under Agreement Dated 10-1-87 for Susan Doe.
===============================================================================
===============================================================================
STOCK ORDER FORM INSTRUCTIONS

ITEMS 1 AND 2 - NUMBER OF SHARES AND TOTAL PAYMENT DUE
Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase in the Subscription Offering is 25 shares. As more fully described in the Plan of Conversion outlined in the Prospectus, the maximum purchase by each Eligible Account Holder or Supplemental Eligible Account Holder in the Subscription Offering is $200,000 (20,000 shares), and the maximum purchase in the Community Offering by any person, together with associates or persons acting in concert, is $200,000 (20,000 shares). However, no person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than 1.0% of the shares offered. Based on the offering of 4,830,000 shares, 1.0% amounts to 48,300 shares.
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ITEM 3 - EMPLOYEE/OFFICER/TRUSTEE/CORPORATOR INFORMATION
Please check this box to indicate whether you are an employee, officer, trustee or corporator of Woronoco Savings Bank or a member of such person's immediate family living in the same household.
-------------------------------------------------------------------------------

ITEM 4 - METHOD OF PAYMENT BY CHECK
Payment for shares may be made in cash (only if delivered by you in person to a full-service banking office of Woronoco Savings Bank) or by check, bank draft or money order payable to Woronoco Savings Bank. Your funds will earn interest at the Bank's passbook rate of interest until the Conversion is completed. DO NOT MAIL CASH TO PURCHASE STOCK! Please indicate the total check(s) amount in this box if your method of payment is by check, bank draft or money order.
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ITEM 5 - METHOD OF PAYMENT BY WITHDRAWAL
If you pay for your stock by a withdrawl from a deposit account at Woronoco Savings Bank, indicate the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. THIS FORM OF PAYMENT MAY NOT BE USED IF YOUR ACCOUNT IS AN INDIVIDUAL RETIREMENT ACCOUNT OR QUALIFIED PLAN.
-------------------------------------------------------------------------------

ITEM 6 - PURCHASER INFORMATION
A. Please check this box if you are an Eligible Account Holder with a deposit account(s) totalling $50.00 or more on July 31, 1997.
B. Please check this box if you are a Supplemental Eligible Account Holder with a deposit account(s) totalling $50.00 or more on June 30, 1998.
C. Please check this box if you are a trustee, corporator, director, officer or employee of the Bank or the Company who are not entitled to a higher priority subscription right.
Please list all names and all account numbers on accounts you had at these dates in order to insure proper identification of your purchase rights.
PLEASE NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS.
--------------------------------------------------------------------------------
ITEMS 7, 8, AND 9 - STOCK REGISTRATION/FORM OF STOCK OWNERSHIP, NAMES AND TELEPHONE NUMBER
The stock transfer industry has developed a uniform system of shareholder registrations that will be used in the issuance of your Woronoco Bancorp, Inc. Common Stock. Please complete items 7, 8, and 9 as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening telephone number(s). We may need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under "Stock Ownership Guide". ADDING THE NAMES OF OTHER PERSONS WHO ARE NOT OWNERS OF YOUR QUALIFYING ACCOUNT(S) WILL RESULT IN YOUR ORDER BECOMING VOID.
--------------------------------------------------------------------------------
ITEM 10 - NASD AFFILIATION
Please check this box if you are a member of the NASD or if this item otherwise applies to you.
--------------------------------------------------------------------------------
ITEM 11 - ASSOCIATES ACTING IN CONCERT
Please check this box if you or any associate (as defined on the reverse side of the Stock Order Form) or person acting in concert with you has submitted another order for shares and complete the reverse side of the Stock Order Form.
--------------------------------------------------------------------------------
ITEM 12 - ACKNOWLEDGEMENT
Please sign and date the Stock Order Form and Certification Form where indicated. Before you sign, review the Stock Order Form, including the acknowledgement, and the Certificate Form. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawl from a deposit account that requires multiple signatures to withdraw funds.
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You may mail your completed Stock Order Form and Certification Form in the envelope that has been provided, or you may deliver your Stock Order Form and Certification Form to any branch office of Woronoco Savings Bank. Your Stock Order Form and Certification Form, properly completed, and payment in full (or withdrawal authorization) at the subscription price must be physically received by Woronoco Savings Bank no later than 12:00 noon, Eastern time, on________, _____ __, 1999 or it will become void. If you have any remaining questions, or if you would like assistance in completing your Stock Order Form and Certification Form, you may call our Conversion Center at (XXX) XXX-XXXX, Monday through Friday from 10:00 a.m. to 4:000 p.m. The Conversion Center will be closed for Bank holidays.
================================================================================